Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

EOS ENERGY ENTERPRISES, INC.,

THE PURCHASERS LISTED ON SCHEDULE A

and the other parties named herein

Dated as of January 18, 2023

Exhibit A:	Form of Note
Exhibit B:	Form of Joinder
Schedule A:	Purchaser Schedule
Schedule B:	Purchaser Notice Information
Schedule C:	List of Competitors
Schedule D:	List of Activist Investors

i

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of January 18, 2023, is by and among Eos Energy Enterprises, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and the parties listed on Schedule A hereto (each a “Purchaser” and, collectively, together with their successors and any permitted transferees that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers, the number of the Company’s 26.5% Convertible Senior PIK Notes due June 30, 2026 (referred to herein as the “Note” or the “Notes”) in the form attached as Exhibit A specified opposite such Purchaser’s name in Schedule A hereto, to be issued in accordance with the terms and conditions of the form of Indenture attached as an exhibit thereto and this Agreement; and

WHEREAS, the Company and Purchasers desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I
Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Activist Investor” means, as of any date of determination, a Person (other than Purchasers and Purchasers’ Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchasers or any of the Purchasers’ Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Purchaser Group” and “Third Party” and Sections 3.02(D), 3.02(F) and 4.02, no portfolio company of a Purchaser or its respective Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, such Purchaser or any of its Affiliates in carrying out any act prohibited by this Agreement, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either such Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from such Purchaser or any Affiliate of such Purchaser, directly or indirectly, any Confidential Information. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, as in effect on the date hereof. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by a Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were solely Physical Settlement (as defined in the Indenture). For the avoidance of doubt, for purposes of this Agreement, the Purchasers (or any other Person) shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them irrespective of any restrictions on transfer or other terms contained in this Agreement or the other Transaction Documents.

“Blackout Period” means in the event that the Company determines in good faith that filing a Registration Statement or making it Available could reasonably be expected to adversely affect or interfere with any financing of the Company or any transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company or the Registration Statement is otherwise not available for use, a period of up to ninety (90) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed one hundred and twenty (120) days.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean a “Fundamental Change” as defined in the Notes.

“Closing” shall have the meaning set forth in Section 2.02(A).

“Closing Date” shall have the meaning set forth in Section 2.02(A).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company Reports” shall have the meaning set forth in Section 3.01(G)(1).

“Company Securities” shall mean (i) the Company Common Stock, (ii) securities convertible into or exchangeable for Company Common Stock, including the Notes, (iii) any other equity or equity-linked securities issued by the Company and (iv) any options, warrants or other rights to acquire Company Common Stock or any other equity or equity-linked securities issued by the Company.

“Confidential Information” shall have the meaning set forth in Section 4.08(B).

“Confidentiality Agreement” shall mean the Mutual Confidentiality and Non-Disclosure Agreement entered into between the Company and American Money Management Corporation, dated as of November 14, 2022.

“DGCL” shall mean the Delaware General Corporation Law.

“Disqualification Event” shall have the meaning set forth in Section 3.02(D)(3).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(C).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(A)(5).

“FCPA” shall have the meaning set forth in Section 3.01(J)(2).

“fraud” shall mean, with respect to a party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in Article III with knowledge of its falsity for the purpose of inducing the other party to act upon it, and upon which the other party justifiably relies .

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Persons” shall have the meaning set forth in Section 5.05(A).

“Indenture” shall mean an indenture in the form attached to Exhibit A hereto.

“Intellectual Property” means trademarks, service marks, trade names, trade dress, domain names and other indications of origin, and the goodwill associated with the foregoing, mask works, inventions, patents, trade secrets, copyrights, know-how, rights in computer software and code (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property rights, in each case anywhere in the world.

“IRS Form” shall mean the properly executed and completed Internal Revenue Service Form W-9 or the appropriate IRS Form W-8, as applicable.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchasers.

“knowledge” shall mean, when referring to the “knowledge” of the Company or the Purchasers, or any similar phrase or qualification based on knowledge of the Company or the Purchasers, the actual knowledge of such Company or such Purchaser.

“Losses” shall have the meaning set forth in Section 5.05(A).

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters, pandemics or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (it being understood and agreed that the exception in this clause (f) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (g) any taking of any action at the request of the Purchasers, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“NASDAQ” shall mean the Nasdaq Capital Market.

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“Owned Intellectual Property” means any and all Intellectual Property owned by either the Company or any of its Subsidiaries.

“Permitted Transfers” has the meaning set forth in Section 4.02(A).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(A).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchasers’ Affiliates” means each Purchaser’s Affiliates and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf.

“Purchaser Group” means each Purchaser together with its Affiliates, including Purchasers’ Affiliates.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of by the Purchaser and its Affiliates pursuant to an effective Registration Statement or in compliance with Rule 144 of the Securities Act, (b) when such Subject Securities cease to be outstanding or (c) the Subject Securities represent less than one percent (1%) of the outstanding shares of Company Common Stock; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that, at the time of such issuance or distribution, have ceased to be Registrable Securities are not Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(B).

“Representatives” shall have the meaning set forth in Section 4.08(A).

“Restricted Period” shall mean the period commencing on the Closing Date and ending six (6) months following the Closing Date.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Holder Information” shall have the meaning set forth in Section 5.05(A).

“Selling Holders” shall have the meaning set forth in Section 5.03(A)(1).

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the six (6) month anniversary of the Closing Date.

“Subject Securities” shall mean (i) the Notes; (ii) shares of Company Common Stock issuable or issued upon conversion of the Notes; and (iii) any securities issued (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued) as a dividend, stock split, combination or in any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iii).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Target Registration Date” shall have the meaning set forth in Section 5.01(A).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” shall mean a Person other than any member of the Purchaser Group or any of their respective Affiliates.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(A).

“Transaction Documents” shall have the meaning set forth in Section 3.01(C).

“Transactions” shall have the meaning set forth in Section 3.01(C).

“Transfer” shall have the meaning set forth in Section 4.02(A).

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits and annexes hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Article II
Sale and Purchase of the Notes

Section 2.01 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase and acquire from the Company, the Notes in the amount specified opposite such Purchaser’s name in Schedule A hereto for a purchase price equal to the principal amount of the Notes set forth opposite such Purchaser’s name (such amount, as applicable to a Purchaser, the “Purchase Price”). Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Notes that appear on Schedule A hereto that relate to such Purchaser. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Notes to be purchased by each Purchaser is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by the other Purchasers of the Notes such other Purchaser has agreed to purchase.

Section 2.02 Closing.

(A) Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(C) and (D), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, NY 10112, on January 18, 2023 at 9:30 AM ET, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchasers (the date on which the Closing actually occurs, the “Closing Date”).

(B) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(1) the Company shall execute and deliver the Notes to the Purchasers at the Closing, against payment in full by or on behalf of the Purchasers of the Purchase Price for the Notes.

(2) each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchasers at least two (2) Business Days prior to the date hereof in an amount equal to the Purchase Price for the Notes.

(3) each Purchaser shall deliver to the Company a duly completed and executed applicable IRS Form.

(C) The obligations of each Purchaser to purchase the Notes are subject to the satisfaction or waiver of the following conditions as of the Closing:

(1) the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(2) the Company shall have executed and delivered the Notes to each Purchaser at the Closing;

(3) (A) the representations and warranties of the Company set forth in Sections 3.01(A), (C) and (E) shall be true and correct in all material respects at and as of the Closing, (B) the representations and warranties of the Company set forth in Sections 3.01(B) and (H)(ii) shall be true and correct in all respects at and as of the Closing and (C) the other representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(A), (B), (C), (E) and (H)(ii)) shall be true and correct at and as of the Closing (without giving effect to any materiality, Material Adverse Effect, or similar phrases in such representations and warranties), except where the failure of such representations and warranties referenced in this (C) to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect;

(4) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(5) each Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in, Sections 2.02(C)(3) and (4) have been satisfied.

(D) The obligations of the Company to sell the Notes to the Purchasers are subject to the satisfaction or waiver of the following conditions as of the Closing:

(1) the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(2) the representations and warranties of each Purchaser set forth in Section 3.02 shall be true and correct in all material respects at and as of the Closing;

(3) each Purchaser shall have delivered to the Company the Purchase Price for the Notes, in accordance with the written instructions of the Company, and shall have executed and delivered the Notes to the Company, in each case at the Closing;

(4) each Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(5) the Company shall have received a certificate, dated the Closing Date, duly executed by the Chief Executive Officer of each Purchaser on behalf of such Purchaser, certifying that the conditions specified in Section 2.02(D)(2) and (4) have been satisfied.

Section 2.03 Termination. Unless otherwise mutually agreed upon in writing by the Company and the Purchasers, if the Closing does not occur on or prior to January 31, 2023, this Agreement shall automatically terminate and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement as of the date of such termination; provided, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.

Article III
Representations and Warranties

Section 3.01 Representations and Warranties of the Company. Except (i) for any item disclosed to the Purchasers in writing prior to the date hereof, in each case to the extent specifically qualifying any representation or warranty herein, or (ii) as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2021 (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

(A) Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

(B) Capitalization. The authorized share capital of the Company consists of 300,000,000 shares of Company Common Stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of December 23, 2022, there were (i) 82,587,573 shares of Company Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 4,555,307 shares of Company Common Stock outstanding, (iii) 3,110,799 shares of Company Common Stock underlying the Company’s outstanding restricted, performance and deferred stock unit awards (assuming maximum achievement of performance-based awards), (iv) 0 shares of Company Common Stock held in any employee benefit plan or trust funding any such plan, and (v) warrants to purchase 7,326,654 shares of Company Common Stock issued and outstanding. Since January 1, 2022, (A) the Company has only issued options, restricted, performance and deferred stock unit awards or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (B) the only shares of capital stock issued by the Company were pursuant to exercise of outstanding warrants, outstanding options, restricted, performance and deferred stock unit awards and other compensatory rights to purchase shares of Company Common Stock granted to employees, directors or other service providers or pursuant to or in accordance with a Standby Equity Purchase Agreement with YA II PN, LTD or a Sales Agreement with Cowen and Company LLC. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2021 and as provided in this Agreement and the Notes, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of shares of Company Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. Since December 31, 2021, the Company has not declared or paid any dividends.

(C) Authorization. The execution, delivery and performance of this Agreement and the Notes (the “Transaction Documents”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company has been taken. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). At the Closing, the Notes will be duly executed and delivered by the Company and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(D) General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(E) Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available and has reserved for issuance the maximum number of shares of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized and reserved for issuance, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(F) Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Documents, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party and was filed or was required to be filed with the Company Reports or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Notes or this Agreement. The Company will file a Shares Outstanding Form and/or Listing of Additional Shares Notification Form with the NASDAQ with respect to the shares of the Company Common Stock issuable upon conversion of the Notes. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes or (B) any required filings pursuant to the Exchange Act or the rules of the SEC or the NASDAQ, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Notes or this Agreement. No vote or approval of the Company’s stockholders is or will be required under NASDAQ rules with respect to the issuance of Company Common Stock upon conversion of the Notes.

(G) Reports; Financial Statements.

(1) The Company has filed or furnished with the SEC, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2021, (B) its quarterly report on Form 10-Q for its fiscal quarter ended September 30, 2022, (C) its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2022 and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(2) Each of the consolidated balance sheets, and the related consolidated statements of operations, shareholders’ equity (deficit) and consolidated statement of cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.

(3) Except as disclosed in Company Reports, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

(H) Absence of Certain Changes. Since January 1, 2022, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company has not received notice or any other communication from the United States Department of Energy (“DOE”) which would reasonably be interpreted to indicate that the Company will not receive a loan from the DOE in an amount not less than $250,000,000 with funding by April 30, 2023; provided, however that the Company remains in active due diligence with the DOE, and has received no assurances regarding timeline, or assurances that the DOE will offer a conditional commitment, or that the Company will secure a loan under the DOE Loan Program.

(I) No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since January 1, 2022 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(J) Compliance with Applicable Law.

(1) Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, and none of the Company or any of its Subsidiaries has received any written notice from any Governmental Entity of a violation of any such law, statute, order, rule, regulation, policy or guideline, other than such non-compliance, defaults, violations or notices that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

(2) None of the Company or its Subsidiaries has violated or committed any act or made any payment in violation of, or that requires disclosure under, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption law. None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, partners, members, managers or employees has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office). No action, suit, investigation or other proceeding involving the Company or any of its agents with respect to the FCPA or any other applicable anti-corruption law is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries have instituted and currently maintain policies and procedures (including monitoring and training processes and programs) designed to comply with such laws in all material respects.

(K) Legal Proceedings and Liabilities. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(L) Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

(M) Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(1) the Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries have paid (or have had paid on their behalf) to the appropriate Governmental Entity all Taxes that are shown as being required to be paid by them on such Tax Returns, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and

(2) there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

(N) No Piggyback or Preemptive Rights. Other than as disclosed in the Company Reports filed with or furnished to the SEC and publicly available since December 31, 2021, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include any securities other than securities issued to Purchaser in a Registration Statement or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Notes, except in each case of (i) and (ii), as may have been duly waived.

(O) Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(P) Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess sufficient rights to use all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted, (ii) to the knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person and (iii) to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or its Subsidiaries in any Owned Intellectual Property.

(Q) Related Party Transactions. Since January 1, 2022, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.

(R) No Additional Representations.

(1) The Company acknowledges that the Purchasers make no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchasers pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchasers pursuant to this Agreement.

(2) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchasers pursuant to this Agreement, (i) no person has been authorized by the Purchasers to make any representation or warranty relating to the Purchasers or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchasers, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchasers unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchasers pursuant to this Agreement.

(3) Notwithstanding the foregoing, nothing in this Section 3.01(R) shall be deemed to limit the Company’s or its Affiliates’ rights or remedies with respect to fraud by the Purchasers.

Section 3.02 Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(A) Organization; Ownership. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(B) Authorization; Sufficient Funds; No Conflicts.

(1) Such Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by each Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(2) At and immediately prior to the Closing, such Purchaser will have cash available and/or equity capital commitments in excess of such Purchaser’s Purchase Price.

(3) The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon such Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which such Purchaser is a party.

(C) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions to which it is a party, except for (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) any required filings pursuant to the Exchange Act or the rules of the SEC and (C) any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(D) Securities Act Representations.

(1) Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Such Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. Such Purchaser, either alone or together with its representatives, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment.

(2) The Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement. Purchaser did not become aware of the offering of the Notes through any Current Report on Form 8-K filed by Company with the SEC.

(3) The Purchaser acknowledges that it has been provided a reasonable opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has reviewed the Company Reports (including the risk factors contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 and in all subsequent quarterly reports on Form 10-Q) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(4) Except as disclosed in writing by such Purchaser to the Company prior to the entry into this Agreement, neither such Purchaser, nor any Person who through such Purchaser Beneficially Owns shares of Company Common Stock, has been or is subject to any disqualification event described in Rule 506(d) of Regulation D under the Securities Act (a “Disqualification Event”) during the time periods specified in Rule 506(d) of Regulation D under the Securities Act. Such Purchaser agrees to provide the Company with prompt written notice of the occurrence of any Disqualification Event with respect to such Purchaser or any such Beneficial Owner during the period in which the Notes or Subject Securities are held by such Purchaser.

(5) Neither such Purchaser nor any of its Affiliates are acting in concert, and neither such Purchaser nor any of its Affiliates have any agreement or understanding, with any Person that is not an Affiliate of such Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities.

(E) Brokers and Finders. Neither such Purchaser nor any of its Affiliates have retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(F) Ownership of Shares. Since January 1, 2022, none of such Purchaser or its Affiliates have engaged in any hedge, swap, short sale or derivative transactions involving the Company Common Stock or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, any shares of Company Common Stock.

(G) Compliance with Applicable Law. Except as disclosed in writing by such Purchaser to the Company prior to entry into this Agreement, such Purchaser has complied with, and is not in default or violation of, any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to such Purchaser, except for such failures to comply, defaults or violations that would not reasonably be expected to adversely affect or delay the consummation of the Transactions by such Purchaser.

(H) No Additional Representations.

(1) Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(2) Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (A) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (B) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

(3) Notwithstanding the foregoing, nothing in this Section 3.02(H) shall be deemed to limit such Purchaser’s or its Affiliates’ rights or remedies with respect to fraud by the Company.

Article IV
Additional Agreements

Section 4.01 Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02 Restricted Period.

(A) During the Restricted Period, the Purchasers shall not, without the Company’s prior written consent (which consent may be withheld in the Company’s sole discretion), directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, encumbrance, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes or enter into a transaction which would have the same effect or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, the Notes or any shares of Company Common Stock issuable or issued upon conversion of the Notes, whether any such aforementioned transaction is to be settled by delivery of shares of Company Common Stock or other securities, in cash or otherwise (such actions in clauses (x) and (y), “Prohibited Transfers”), other than, in the case of clause (x), Permitted Transfers. “Permitted Transfers” shall mean any (1) transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed applicable IRS Form, (2) transfer by way of a bona fide gift or donation to a not-for-profit entity, (3) transfer to the Company or any of its Subsidiaries (including for the avoidance of doubt, any conversion of Notes into Company Common Stock), (4) transfer with the prior written consent of the Company, (5) tender of any Company Common Stock into a Third Party Tender/Exchange Offer, as defined below (and any related conversion of Notes to the extent required to effect such Third Party Tender/Exchange Offer), and (6) any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer) or (7) distribution in kind to the Purchasers or their Affiliates’ limited or other partners, members or other equityholders in connection with the winding up or dissolution of such Purchaser or any of its Affiliates, so long as the recipients of such securities agree in writing to be bound by the restrictions of this Section 4.02. “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control and the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or does not publicly recommend against such offer in a Schedule 14D-9 under the Exchange Act within ten (10) Business Days after the public announcement of such offer. Following the Restricted Period, the Purchasers shall not transfer any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of the Notes to (i) any of their Affiliates that did not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement or did not deliver to the Company a duly completed and executed applicable IRS Form as required in this Section 4.02, (ii) any transferee included on the list of competitors of the Company included as Schedule C hereto, (iii) any Activist Investor of the Company included on the list of Activist Investors of the Company included as Schedule D hereto, or (iv) any holder who Beneficially Owns more than 9% of the outstanding Company Common Stock at the time of such transfer (each such action also constituting a “Prohibited Transfer”). Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.

Section 4.03 Standstill.

(A) Subject to Section 4.03(B), each Purchaser agrees that, during the Standstill Period, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, absent prior express written invitation or authorization by the Board of Directors, in each case with respect to the Company:

(1) engage in any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(2) knowingly encourage, advise or influence any other Person or knowingly assist any Person in so encouraging, advising or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote any Voting Stock or in conducting any type of referendum, binding or non-binding, of holders of Voting Stock (other than any such encouragement, advice or influence that is (x) consistent with Company management’s recommendation in connection with such matter or (y) that is directed at such Purchaser’s Affiliate with respect to Voting Stock now or hereafter owned by such Affiliate);

(3) form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Stock, other than solely with other such Purchaser’s Affiliates with respect to Voting Stock now or hereafter owned by them;

(4) acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Stock, or rights or options to acquire any Voting Stock if such acquisition would result in such Purchaser and its Affiliates having Beneficial Ownership of more than 20% of the outstanding Company Common Stock;

(5) make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its Subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict such Purchaser’s Affiliates from participating on the same basis as other stockholders of the Company in any such transaction that has been approved by the Board of Directors); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board of Directors that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this paragraph;

(6) (A) seek, alone or in concert with others, election or appointment to, or representation on, the Board of Directors or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board of Directors, (B) seek, alone or in concert with others, the removal of any member of the Board of Directors or (C) conduct a referendum of stockholders of the Company;

(7) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(8) make any request for stock list materials or other books and records of the Company under Section 220 of the DGCL or other statutory or regulatory provisions providing for shareholder access to books and records;

(9) make any public proposal with respect to (A) any change in the number or term of directors or the filling of any vacancies on the Board of Directors, (B) any material change in the capitalization of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) any waiver, amendment or modification to the Company’s certificate of incorporation or bylaws, or other actions which may impede the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(10) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph; provided, however, that for the avoidance of doubt the foregoing shall not prevent such Purchaser’s Affiliate from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or any other Person against such Purchaser’s Affiliate, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in the correspondence between the Company and such Purchaser’s Affiliates prior to the date hereof, or (D) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent such Purchaser’s Affiliates from responding to or complying with a validly issued legal process;

(11) enter into any negotiations, agreements or understandings with any Third Party to take any action that such Purchaser’s Affiliates are prohibited from taking pursuant to this Section 4.03; or

(12) make any request or submit any proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal.

(B) The restrictions in Section 4.03(A) shall terminate automatically upon the earliest of (i) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock, 50% or more of the voting power of the outstanding Voting Stock or all or substantially all of the Company’s assets and (ii) the commencement of any tender or exchange offer (by a person other than the Purchasers or their Affiliates), which, if consummated, would constitute an Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock or 50% or more of the voting power of the outstanding Voting Stock, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer.

(C) Nothing in this Section 4.03 shall (i) prevent any Purchasers’ Affiliate from making (x) any public or private statement or announcement with respect to an Extraordinary Transaction that is publicly announced by the Company or a Third Party (and nothing in this Agreement shall prevent the Company from responding to such statements), (y) any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of discretionary acts by such Purchaser or any of its Affiliates) or (z) any confidential oral communication or proposal to management or the Board of Directors or (ii) affect such Purchaser or such Purchaser’s Affiliates’ ability to hold the Notes or hold or vote any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes.

(D) Notwithstanding anything in this Section 4.03 to the contrary, the prohibitions in this Section 4.03 shall immediately terminate without further force or effect and such Purchaser and such Purchaser’s Affiliates shall be released from compliance therewith if the Company (i) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within sixty (60) days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (ii) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within sixty (60) days or (iii) executes a general assignment for the benefit of creditors.

Section 4.04 Securities Laws. Each Purchaser acknowledges and agrees that (a) as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available, (b) it is the responsibility of such Purchaser to determine the applicable resale restrictions and to comply with such restrictions in connection with any resale, and (c) the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of this Agreement with the SEC, pursuant to the reporting requirements of the Exchange Act. Each Purchaser acknowledges that such Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion of the Notes except as set forth in Article V of this Agreement.

Additionally, for so long as a holder of Notes or shares of Company Common Stock is subject to any transfer restrictions set forth in the Notes or this Agreement, the Notes will bear a legend in accordance with Section 2.05(c) of the Indenture, and the certificates or book entry position representing such holder’s shares of Company Common Stock (as applicable) will bear or reflect a legend substantially similar to the following:

“This security is subject to restrictions on transfer set forth in an Investment Agreement, dated January 18, 2023 (as it may be amended from time to time), by and among the Company and certain other parties thereto, copies of which are publicly filed or on file with the secretary of the issuer, and this security may not be offered, sold, pledged or otherwise transferred except in compliance therewith.”

Section 4.05 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06 Antitrust Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes. The Purchasers will promptly notify the Company if any such filing is required on the part of such Purchaser. The Company, the Purchasers and any Affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by such Purchaser or its Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchasers or any of their Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by Purchasers or their Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Promptly upon request by the Purchasers, the Company will use reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust laws in connection with the issuance of the shares of Company Common Stock and investment in the shares of Company Common Stock upon conversion of the Notes. The Company and Purchasers will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Purchasers shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.07 Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. In the case of deemed dividends or amounts treated as original issue discount for tax purposes, any such withholding tax may be withheld from subsequent payments on the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes, or dividends or any other amounts payable with respect to such shares). If the Company is required to remit any withholding tax payments to the applicable Governmental Entity in respect of deemed dividends or amounts treated as original issue discount for tax purposes prior to any such subsequent payment or issuance, the Purchasers shall promptly upon notice reimburse the Company for the required withholding tax payment. To the extent that any amounts are deducted or withheld as described in this Section 4.07, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Section 4.08 Confidentiality.

(A) The Purchasers acknowledge that Confidential Information (as defined below) has been and may in the future be made available to it in connection with its investment in the Company. The Purchasers agree that each such Purchaser shall, and shall cause any person to whom Confidential Information is disclosed pursuant to clause (i) below (collectively, “Representatives”) to, keep the Confidential Information confidential and use the Confidential Information solely in connection with its investment in the Company. The Purchasers further acknowledge and agree that such Confidential Information may be, or contain, material non-public information under applicable law and such information may not be used to purchase, sell or trade in Company Securities (other than as permitted by applicable law) or disclosed to any Affiliates or Third Parties, except as provided below. The Purchasers further acknowledge and agree that each such Purchaser shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to any Purchaser’s Affiliate or any of the Purchasers or Purchasers’ Affiliates’ respective directors, officers, employees, agents, attorneys, advisors, accountants, or consultants who reasonably require access to such information in connection with such Purchaser’s investment in the Company, including to the extent related to the Tax treatment and Tax structure of the Transactions, who in each case have been informed of the confidential nature of the Confidential Information (provided that under no circumstances shall any Confidential Information be provided to any portfolio company of such Purchaser or to any portfolio company of any of their respective Affiliates); (ii) in the event and to the extent that such Purchaser or any of its Representatives is required to disclose any Confidential Information by applicable law, legal process or other legal compulsion, whether or not in connection with any proceeding by or before a court of law or Governmental Entity (provided that such Purchaser shall (to the extent not prohibited by applicable law) give the Company prompt written notice of such requirement (and in any event prior to any disclosure of Confidential Information in connection therewith) so that the Company may seek an appropriate order or other remedy protecting such Confidential Information from disclosure or waive compliance with the terms of this Section 4.08 (and such Purchaser shall use reasonable efforts to cooperate with the Company to obtain such protective order or other remedy, at the Company’ s expense)); (iii) to any Person to whom such Purchaser in good faith is contemplating a transfer of any Notes or shares of Company Common Stock, provided that such transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions of this Section 4.08; or (iv) to any regulatory or self-regulatory authority to which such Purchaser or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information. The Purchasers shall be responsible for any actions taken by any of such Purchaser’s Representatives of the applicable provisions of this Section 4.08 as if such Purchaser had taken such actions.

(B) For purposes hereof, “Confidential Information” shall mean any information concerning the Company or any of its Subsidiaries or the business, products, markets, condition (financial or otherwise), operations, assets, liabilities, results of operations cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to such Purchaser or any of its Representatives at any time (whether before, on or after the Closing Date) in connection with such Purchaser’s investment in the Company, and all notes, analyses, compilations, forecasts, studies, emails or other documents (in whatever form maintained) prepared by such Purchaser or any of its Representatives that contain or reflect such information (in whole or in part); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Purchaser or its Representatives in violation of this Section 4.08, (ii) was within such Purchaser’s or its Representatives’ possession prior to it being furnished to such Purchaser or its Representatives by or on behalf of the Company; provided that the source of such information was not known by such Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, (iii) becomes available to such Purchaser or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by such Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) does not involve projections or strategic plans of the Company and is independently developed by such Purchaser or its Representatives without reference to or the use of any Confidential Information.

(C) Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall prevent or restrict (A) such Purchaser’s or its Representatives’ use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion of any claim against, or the defense of any claim by, the Company or any of its Subsidiaries, or (B) such Purchaser or its Representatives from communicating with their respective investors to the extent reasonably required to fulfill their informational and reporting obligations to such persons; provided that the recipients of such information are subject to a customary obligation to keep such information confidential, and (ii) if the provisions of Section 4.03(A) expire or terminate, neither this Section 4.08 nor any other provision hereof or of the Confidentiality Agreement shall restrict or prevent such Purchaser or its Affiliates from (A) with respect to any Confidential Information, beginning 180 days after such information was received, using such Confidential Information in connection with acquiring, or agreeing, proposing, seeking or offering to acquire, any securities or assets of the Company or any of its Subsidiaries pursuant to a tender offer, exchange offer, merger or other business combination transaction, or in connection with any of the other actions described in Section 4.03(A), or (B) publicly disclosing the history of discussions between such Purchaser and the Company to the extent reasonably necessary to comply with securities law disclosure obligations or other applicable law, regulation or securities or securities exchange rules, subject, solely in the case of disclosures not involving matters referred to in the immediately preceding clause (A), to prior written notice to the Company and consideration in good faith of the Company’s reasonable input on the content of such disclosures.

(D) The Purchasers and the Company hereby agree that the Confidentiality Agreement shall terminate at the Closing without further force or effect, it being understood that this Section 4.08 shall apply to all Confidential Information provided prior to the date hereof, including the fact and substance of the discussions and negotiations between the parties.

Section 4.09 NASDAQ Approval. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issuable upon conversion of the Notes to be approved for listing on the NASDAQ, subject to official notice of issuance.

Section 4.10 Authorized and Reserved Company Common Stock. For so long as any Notes are outstanding, the Company shall cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of all Notes then outstanding (giving effect to any adjustment to the Conversion Rate (as defined in the Notes) pursuant to the Notes), and shall reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares thereof for issuance upon conversion of the Notes.

Article V
Registration Rights

Section 5.01 Registration Statement.

(A) The Company will prepare and file and use commercially reasonable best efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act in each case as soon as practicable, and in any event not later than the date that is six (6) months after the Closing Date (the “Target Registration Date”), a shelf Registration Statement in order to provide for resales of any or all of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) contain a “plan of distribution” covering the intended manner of disposition. In addition, the Company will from time to time use commercially reasonable best efforts to file such additional registration statements to cover resales of any Registrable Securities. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(B) Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its commercially reasonable best efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement or (ii) there otherwise cease to be any Registrable Securities.

(C) Notwithstanding anything herein to the contrary, during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its commercially reasonable best efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use commercially reasonable best efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement available for no less than 60 days after its effective date. When the Company regains ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(A).

Section 5.02 Registration Limitations and Obligations.

(A) Subject to Section 5.01, the Company will use commercially reasonable best efforts to prepare such supplements or amendments (including post-effective amendments), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, the Purchasers shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two (2) Business Days’ notice is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind such Purchaser to make any sale).

(B) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to defer filing a Registration Statement and suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period, or the certificate described in the following sentence, if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including post-effective amendments, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.

(C) Notwithstanding anything to the contrary in this Agreement, the Company shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions (other than customary de-legending certificates and opinions or any customary Exhibit 5 opinion required in connection with the initial filing of the Registration Statement) or obtain comfort letters in connection with any sales of the Company Common Stock under the Registration Statement.

Section 5.03 Registration Procedures.

(A) In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as contemplated by this Agreement, the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(1) subject to the provisions of Section 5.01(A), use commercially reasonable best efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable best efforts to cause such Registration Statement to become and remain effective and Available pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders, and other documents reasonably requested by any such counsel, including any comment letters from the SEC;

(2) at or before any Registration Statement is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;

(3) subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;

(4) furnish to the Selling Holders, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(5) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(6) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities, and a trustee for any Registrable Securities issued under an indenture, covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(7) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Entity for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;

(8) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (8) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(9) prior to any public offering of Registrable Securities, use commercially reasonable best efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (9) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction; and

(10) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’ s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(B) The Company may require each Selling Holder to (i) furnish the Company in writing such information regarding each Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(B), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(C) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(A)(7), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(A)(7) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment. For the avoidance of doubt, and as set forth in Section 5.02(B), if any such event makes the Registration Statement not Available, such an event shall be deemed to start a Blackout Period and be subject to the limitations herein with respect to Blackout Periods.

Section 5.04 Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.

Section 5.05 Registration Indemnification.

(A) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except to the extent that such Losses arose out of, were caused by, resulted from or related to Selling Holder Information (as defined in Section 5.05(B) below) or such written information furnished by or on behalf of any such underwriter and relating to such underwriter for inclusion in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto) and (without limitation of the preceding portions of this Section 5.05(A)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such Person or any Selling Holder or underwriter expressly for use therein.

(B) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(B)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto (collectively, “Selling Holder Information”).

(C) Other than in connection with any action brought by any third party against any indemnified party (which shall be governed by the following paragraph (d) and not this paragraph (c)), any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been adversely prejudiced by such failure to provide such notice on a timely basis.

(D) In any case in which any action is brought by any third party against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either case, which event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(E) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(F) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(G) The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06 Facilitation of Sales Pursuant to Rule 144. For as long as the Purchasers or their Affiliates Beneficially Owns Notes or any Company Common Stock, including any shares of Company Common Stock issued or issuable upon conversion of the Notes, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(l) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Article VI
Miscellaneous

Section 6.01 Survival of Representations and Warranties. Except for (i) the representations and warranties contained in clauses (A), (B), (C), (D) and (E) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely and (ii) the representations and warranties contained in clause (M) of Section 3.01, which shall survive until 90 days after expiration of the applicable statute of limitations, the warranties and representations made herein shall survive for six (6) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(1)	If to the Purchasers:

See notice information included on Schedule B hereto.

(2)	If to the Company, to:

EOS Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Attention: Melissa Berube
Email: legal@eose.com; mberube@eose.com

With a copy (which shall not constitute actual or constructive notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Matthew Fry
Email: matt.fry@haynesboone.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally, (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03 Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the surviving provisions of the Confidentiality Agreement and the other Transaction Documents, sets forth the entire agreement between the parties hereto with respect to the Transactions, and supersedes all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended, waived or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05 Public Announcements. The initial press release related to this Agreement and the Transactions shall be issued by the Company and agreed upon by the Company and Purchasers; provided, however, that such press release shall not refer to the name of any Purchaser without such Purchaser’s consent. Thereafter, either party may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other party shall (to the extent permitted by applicable law) have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.05. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or reporting activities.

Section 6.06 Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions. At the Closing, the Company shall reimburse Great American Insurance Company all documented out-of-pocket expenses (including attorneys’ fees) incurred by Great American Insurance Company or its Affiliates in connection with their evaluation of the Company and the transactions contemplated pursuant to this Agreement, including all expenses related to the due diligence review and the structuring, drafting, negotiating and entry into this Agreement and the other Transaction Agreements, up to one-hundred fifty thousand dollars ($150,000) in the aggregate.

Section 6.07 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchasers’ successors and assigns, and no other Person; provided that neither the Company nor the Purchasers may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, and any assignment by the Company or the Purchasers in contravention hereof shall be null and void; provided that any Affiliate of the Purchasers who executes and delivers a Joinder pursuant to a Permitted Transfer of any Notes or shares of Company Common Stock pursuant to Section 4.02(A)(i) shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, and if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchasers. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement.

Section 6.08 Governing Law; Jurisdiction; Waiver of Jury Trial.

(A) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(A), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(B) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto or of any Affiliate of a party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all of the dale first above written.

EOS Energy Enterprises, Inc.

By:	/s/ Joe Mastrangelo
	Name:	Joe Mastrangelo
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

PURCHASERS:

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

[Signature Page to Investment Agreement]

DENMAN STREET LLC

By:	/s/ John B. Berding
	Name:	John B. Berding
	Title:	Investment Manager

JOHN B. BERDING IRREVOCABLE CHILDREN’S TRUST

By:	/s/ Susan M. Berding
	Name:	Susan M. Berding
	Title:	Trustee

/s/ John B. Berding
John B. Berding

[Signature Page to Investment Agreement]

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	CFO/Partner

[Signature Page to Investment Agreement]

CCI SPV III, LP

By:	CCI SPV III GP, LLC, its general partner

By:	/s/ Todd Crescenzo
	Name:	Todd Crescenzo
	Title:	Manager

[Signature Page to Investment Agreement]

AE CONVERT, LLC

By:	/s/ Andrea LS Dobi
	Name:	Andrea LS Dobi
	Title:	Manager

[Signature Page to Investment Agreement]

EXHIBIT A

Form of Note

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF EOS ENERGY ENTERPRISES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

A. TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

B. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

C. PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN AN INVESTMENT AGREEMENT DATED AS OF JANUARY 18, 2023 (AS IT MAY BE AMENDED FROM TIME TO TIME), BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, COPIES OF WHICH ARE PUBLICLY FILED OR ON FILE WITH THE SECRETARY OF THE COMPANY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER OF THIS NOTE WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE INFORMATION REQUIRED TO BE FURNISHED BY TREASURY REGULATIONS SECTION 1.1275-3. IN ORDER TO REQUEST SUCH INFORMATION, A HOLDER OF THIS NOTE SHOULD CONTACT THE CHIEF ACCOUNTING OFFICER AT 3920 PARK AVENUE, EDISON, NJ, 08820, PHONE NUMBER 732-225-8400.

[FORM OF CONVERTIBLE NOTE]

Eos Energy Enterprises, Inc.

26.5% Convertible Senior PIK Note due 2026

No. [_____] Initially $[_______]

Eos Energy Enterprises, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [_______], or registered assigns, the principal sum of the Capitalized Principal Amount corresponding to the Initial Principal Amount of $[________], on June 30, 2026, and interest thereon as set forth below.

This Note shall bear interest at the Interest Rate from [________], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 30, 2026. Interest is payable semi-annually in arrears by PIK Payments at the Interest Rate, pursuant to Section 2.03(d) of the Indenture, on each June 30 and December 30, commencing on June 30, 2023, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not such day is a Business Day), respectively.

The Company shall make payments on the Notes in the manner set forth in the Indenture. The Company has initially designated itself as the Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its office in Edison, NJ as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of this Note shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

Dated:

[HOLDER], as Holder

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

Eos Energy Enterprises, Inc.
26.5% Convertible Senior PIK Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 26.5% Convertible Senior PIK Notes due 2026 (the “Notes”), initially in the aggregate principal amount of $[_______] (as increased by any PIK Payments). Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture (as amended in accordance herewith, the “Indenture”) attached hereto as Exhibit A. The originally issued Notes, all PIK Notes, and any additional Notes issued as set forth in the Indenture or this Note shall constitute a single class.

Incorporation by Reference of Provisions of the Indenture.

At all times during which the Indenture has not been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder and inure to the benefit of the Holders of the Notes, except that (a) to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee, Paying Agent or Conversion Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any Opinions of Counsel to be delivered by the Company to the Trustee, Paying Agent or Conversion Agent, such opinions shall instead be delivered to the Holders, (iii) any notices, certificates or other items to be delivered by the Holders to the Trustee, Paying Agent or Conversion Agent, such notices, certificates or other items shall be delivered instead by the Holders to the Company, (iv) any notices, certificates or other items to be delivered by the Trustee to the Holders, such notices, certificates or other items shall be delivered instead by the Company to the Holders (with any references to one or more Responsible Officers being deemed to refer to any Officer of the Company), (v) any payments or deliveries to be made by the Company to the Trustee, Paying Agent or Conversion Agent for payment or delivery, as the case may be, to Holders, such payments or deliveries shall instead be made directly by the Company to the applicable Holder in the same manner as set forth in Article 2 and Article 14 of the Indenture, (vi) any Note to be authenticated by the Trustee or an Authenticating Agent or to bear a certificate of authentication or require any Opinion of Counsel, Officer’s Certificate or Company Order for such authentication, the Notes shall instead by authenticated by the Company (the execution and delivery of any Note by manual, electronic or facsimile signature of the Company to be deemed to constitute such authentication for all purposes) without any requirement for any such Opinion of Counsel, Officer’s Certificate or Company Order, (vii) Notes to be canceled by the Trustee, such Notes shall instead be cancelled by the Company, (viii) any Notes to be surrendered to the Trustee or any Paying Agent, Conversion Agent or Note Registrar, such Notes shall be surrendered instead to the Company, (ix) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company, (x) any amounts to be held in trust with the Trustee, Paying Agent or Conversion Agent, such amounts shall instead be set aside, segregated and held in trust by the Company for the benefit of the Holders of the Notes, (xi) the Trustee to execute any amendment or supplement pursuant to Article 10 of the Indenture, any such amendment or supplement shall be executed solely by the Company (for the avoidance of doubt, in the case of Section 10.02 of the Indenture, upon receipt of the requisite consent from Holders), or (xii) a supplemental indenture to evidence the succession of a Successor Corporation, such succession shall instead be evidenced by an amendment to this Note which shall be permitted without Holder consent pursuant to Section 10.01(b) of the Indenture; (b) any appointment or designation of the Trustee as Note Registrar, Paying Agent or Conversion Agent or agent for service of demands and notices in connection with the Notes, or of the Corporate Trust Office or any other office of the Trustee for the taking of any relevant action, shall hereby be deemed to instead refer to the Company instead and its office at 3920 Park Avenue, Edison, New Jersey 08820 (and/or such other or additional address as notified by the Company in writing to the Holders from time to time); (c) each of Section 4.03, Section 4.04(a), Article 7, Section 10.05, Section 14.08 and Section 17.16 of the Indenture shall not apply; and (d) any and all rights granted to the Trustee under Article 6 and Article 9 of the Indenture shall be granted to and may be exercised by the Holders of a majority in principal amount of the outstanding Notes.

Indenture.

At any time, in the Company’s sole discretion, the Company may appoint a trustee (the “Trustee”) who satisfies the eligibility requirements of Article 7 of the Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an Indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee. In such event, (i) this Note shall be cancelled and reissued, executed and authenticated in a like principal amount as set forth in the Indenture in the form of the applicable Form of Note as set forth in Exhibit A of the Indenture as executed and (ii) the Notes shall be subject to all of the terms stated in the Indenture. In such event, the Company may require Holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company’s request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes substantially in the form of the applicable Form of Note as set forth in Exhibit A of the Indenture as executed.

Events of Default.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Payments.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the Capitalized Principal Amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Amendments and Waivers.

The Indenture contains provisions permitting in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, the amendment of the Notes and/or execution of supplemental indentures modifying the terms of the Notes and/or the Indenture as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Right to Payments.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

Registered Form; Denominations; Transfer and Exchange.

The Notes are issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples thereof. At the office or agency of the Company referred to herein, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Redemption.

The Notes shall be redeemable at the Company’s option on or after June 30, 2024, in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Fundamental Change Repurchase Right.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1.00 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Conversion Rights.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1.00 in excess thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Attachment 1

[FORM OF NOTICE OF CONVERSION]

Eos Energy Enterprises, Inc.
26.5% Convertible Senior PIK Notes due 2026

To: Eos Energy Enterprises, Inc.

3920 Park Avenue

Edison, New Jersey 08820

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1.00 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: _____________________ ________________________________

________________________________
Signature(s)

___________________________
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________
(Name)

_________________________
(Street Address)

_________________________
(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________
Social Security or Other Taxpayer

Identification Number

Attachment 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Eos Energy Enterprises, Inc.
26.5% Convertible Senior PIK Notes due 2026

To: Eos Energy Enterprises, Inc.

3920 Park Avenue

Edison, New Jersey 08820

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Eos Energy Enterprises, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note the applicable Fundamental Change Repurchase Price. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3

[FORM OF ASSIGNMENT AND TRANSFER]

Eos Energy Enterprises, Inc.
26.5% Convertible Senior PIK Notes due 2026

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Eos Energy Enterprises, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

_____________________________________

_____________________________________
Signature(s)

_____________________________________
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF INDENTURE

Form of Joinder

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of January 18, 2023 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Eos Energy Enterprises, Inc., [●] and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Sections 5.02, 5.03, 5.07, 5.08 and 5.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the _____ day of ________________, 20 ____.

[_____]

By:

Name:

Title:

Address:
Telephone:
Facsimile:
Email:

[Signature Page to Joinder]

SCHEDULE A

Purchasers

Name of Purchaser	Aggregate Principal Amount of Notes to be Purchased	Applicable Purchase Price
Great American Insurance Company	$4,500,000.00	$4,500,000.00
Denman Street LLC	$300,000.00	$300,000.00
John B. Berding Irrevocable Children’s Trust	$400,000.00	$400,000.00
John B. Berding	$500,000.00	$500,000.00
Ardsley Partners Renewable Energy Fund, L.P.	$3,500,000.00	$3,500,000.00
CCI SPV III, LP	$2,500,000.00	$2,500,000.00
AE Convert, LLC	$1,925,000.00	$1,925,000.00

SCHEDULE B

Purchaser Notice Information

SCHEDULE C

List of Competitors

●	QuantumScape Corporation

●	ESS, Inc.

●	Stem, Inc.

●	Tesla, Inc.

●	Powin Energy Corporation

●	Form Energy, Inc.

●	Energy Vault Holdings, Inc.

●	Fluence Energy, Inc.

SCHEDULE D

List of Activist Investors

None.